Exhibit 10.9

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (this “Agreement”), dated as of [___], 2021, is by and among (i) Christopher A. Keber (“Keber”), (ii) John R. Chandler (“Chandler”, and together with Keber, the “Transferors”), (iii) Shelter Sponsor LLC (“Sponsor”), and (iv) [___] (“Investor”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Amended and Restated Limited Liability Company Agreement of Sponsor, dated March 12, 2021 (as amended, restated, supplemented, waived and otherwise modified from time to time in accordance with its terms, the “LLC Agreement”).

WHEREAS, in connection with the initial public offering (the “IPO”) of units of Shelter Acquisition Corporation I, a Delaware corporation (“SPAC”), Investor has expressed an interest in acquiring up to [              ] units (the “IPO Indication”).

NOW THEREFORE, the parties hereto hereby agree as follows:

Section 1. Transfer and Assignment by Transferors.

(a) In connection with the IPO Indication, and subject to the satisfaction of the conditions set forth in Section 1(c), the Transferors each hereby agree to transfer, convey, and assign all right, title and interest in [              ] Class B-1 Units of Sponsor (for a total of [               ] Class B-1 Units of Sponsor) to the Investor (such transferred Class B-1 Units of Sponsor, the “Transferred Units”), and the Investor hereby agrees to accept the Transferred Units and assume all of the rights and obligations under the LLC Agreement with respect to the Transferred Units (the “Transfer”). Concurrently with the Transfer, in consideration for the transfer of the Transferred Units, the Investor shall pay $[       ] to each of the Transferors (for a total transfer price of $[              ]) in immediately available funds (the “Transfer Price”).

(b) As a result of the Transfer contemplated by this Section 1, Investor shall succeed to all of the rights and be subject to all of the obligations of the Transferors with respect to the Transferred Units, and Investor agrees to be bound by all of the terms and conditions of the LLC Agreement as a Unitholder and hereby, without limitation, makes the representations, warranties and acknowledgments to Sponsor set forth in Section 14.22 of the LLC Agreement.

(c) Subject to (i) the fulfillment by Investor of the IPO Indication (which shall include the acquisition of 100% of the units of the SPAC allocated to the Investor by the underwriters in the IPO, up to [              ] units of the SPAC); (ii) Investor’s payment of the Transfer Price as contemplated by Section 1(a) of this Agreement and (iii) the execution by Investor of the Joinder to the LLC Agreement attached hereto as Exhibit A, the Transfer shall occur and be effective upon the closing of the IPO, automatically and without any action of any other party hereto.

Section 2. Representations and Warranties of the Transferors. The Transferors hereby, severally and not jointly, represent and warrant to the Investor, as follows:

(a) He has full power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby.

(b) This Agreement has been duly and validly executed and delivered by him and constitutes a legal, valid and binding obligation of him enforceable against him in accordance with its terms.

(c) The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which he is a party or by which he, or any decree, order, statute, rule or regulation applicable to him.

Section 3. Representations and Warranties of Investor. Investor hereby represents and warrants to the Transferors and Sponsor, as follows:

(a) Investor has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b) This Agreement has been duly and validly executed and delivered by Investor and constitutes a legal, valid and binding obligation of Investor enforceable against Investor in accordance with its terms.

(c) The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which Investor is a party or by which Investor, or any decree, order, statute, rule or regulation applicable to Investor.

(d) Investor is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended.

Section 4. Miscellaneous.

(a) Sponsor hereby consents to the transfer and assignment of the Transferred Units as described in this Agreement and agrees that Investor shall be a Unitholder pursuant to the LLC Agreement and that the Transfer shall occur and be effective as to Investor as provided in Section 1(c). Contemporaneous with the occurrence of the Transfer, (i) the Transferors shall each deliver the Investor a properly completed and duly executed IRS Form W-9, and (ii) the Investor shall deliver each of the Transferors a properly completed and duly executed IRS Form W-9.

(b) By signing this Agreement, each of the Transferors are also consenting to the Transfer contemplated herein in their capacities as members of the Board of Sponsor, and accordingly the Transfer contemplated herein is approved by the Board in accordance with Section 9.1(a) of the LLC Agreement.

(c) This Agreement shall be governed by the internal laws (and not the law of conflicts) of the State of Delaware.

(d) This Agreement may not be amended without the written consent of all of the parties hereto.

(e) From time to time, at the reasonable request of any of the other parties hereto, each party hereto shall execute and deliver such additional documents and instruments and take such further lawful action as may be necessary to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(f) Any term or provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the person intended to be benefited by such provision or any other provisions of this Agreement.

(g) This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument. Any signature page delivered by a facsimile machine or electronic mail shall be binding to the same extent as an original signature page.

* * * * *

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

TRANSFERORS:

John R. Chandler

Christopher A. Keber

INVESTOR:

[____]

By:
Name:
Title:

SPONSOR:

SHELTER SPONSOR LLC

By:
Name:	Christopher A. Keber
Title:	Chief Executive Officer and Secretary

By:
Name:	John R. Chandler
Title:	Chairman and Chief Investment Officer

Exhibit A

Joinder to Company LLC Agreement

[Attached.]

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

Joinder

[_____________], 2021

The undersigned, a holder of Units, hereby agrees to become a party to the Amended and Restated Limited Liability Company Agreement of Shelter Sponsor LLC, a Delaware limited liability company, dated as of March 12, 2021 (the “Agreement”), and agrees to be bound by the Agreement and all terms and conditions thereof as a Unitholder and hereby, without limitation, makes the representations, warranties and acknowledgments to the Company set forth in Section 14.22 of the Agreement.

Unitholder:

[NAME]

Address for Notices:

[______________]
[______________]
[______________]